[STRADLEY RONON STEVENS & YOUNG, LLP LETTERHEAD]



                        July 6, 2000

Board of Directors
Kentucky National Bancorp, Inc.
1000 North Dixie Avenue
Elizabethtown, Kentucky  42701

     Re: Registration Statement on Form S-8

Gentlemen and Ladies:

     We have acted as counsel to and for Kentucky National Bancorp, Inc., an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, 48,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable under the Company's 2000 Stock Option and Incentive Plan and Director Fee Deferral Plan (the "Plans").

     In our capacity as counsel, we have been requested to render the opinion set forth in this letter and, in connection therewith, we have reviewed the following documents: (i) the Registration Statement; (ii) the Plans; (iii) the Company's Articles of Incorporation and Bylaws; (iv) certain minutes of meetings or unanimous consents of the Board of Directors and shareholders of the Company; and (v) a certificate of the Secretary of the Company dated July 6, 2000 certifying to the truth and correctness of (iii) and (iv).

     In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

     The law covered by the opinion expressed herein is limited to the Indiana Business Corporation Law without regard to case law.

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Board of Directors
July 6, 2000
Page 2

     This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

     Based upon, and subject to, the foregoing, we are of the opinion that the Shares when issued pursuant to and in accordance with the Plans will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and to any reference to our firm in the Prospectus as legal counsel who have passed upon the legality of the securities offered thereby.


               Very truly yours,

               STRADLEY RONON STEVENS & YOUNG, LLP


               By: /s/ James C. Stewart
                   ----------------------------
                   James C. Stewart , A Partner